Exhibit 99.2

Magenta Therapeutics Announces Positive Preliminary Results from Phase 2 Clinical Trial of MGTA-145 in Multiple Myeloma and Provides an Update on its Anticipated Clinical Study with MGTA-117

- Preliminary results showed all patients with multiple myeloma (10/10) treated with MGTA-145 and plerixafor met the primary endpoint for stem cell mobilization and collection, and all transplanted patients (6/6) successfully engrafted as of the data cutoff date –

- MGTA-145 Phase 2 clinical trial preliminary results in patients with multiple myeloma will be presented as a poster at the American Society of Clinical Oncology (ASCO) Annual Meeting and at the European Hematology Association (EHA) Congress –

- Investigational New Drug (IND) filing for MGTA-117 is on track for June 2021; Magenta expects to start its planned Phase 1/2, first-in-human clinical trial in relapsed/refractory acute myeloid leukemia (AML) and myelodysplastic syndromes (MDS) patients to collect initial safety, pharmacokinetic and pharmacodynamic data –

– Magenta Therapeutics to host a conference call today at 4:30pm EDT –

Cambridge, MA – May 12, 2021 – Magenta Therapeutics (Nasdaq: MGTA), a clinical-stage biotechnology company developing novel medicines to bring the curative power of stem cell transplants to more patients, today announced positive preliminary results from its Phase 2 clinical trial of MGTA-145 plus plerixafor in patients with multiple myeloma, which were accepted for presentation at the European Hematology Association (EHA) Congress, to be held virtually June 9-17, 2021. Magenta also provided initial direction regarding the acute myeloid leukemia (AML) and myelodysplastic syndromes (MDS) patients it expects to evaluate in its planned clinical trial with MGTA-117.

Multiple Myeloma Phase 2 Clinical Trial

The investigator-initiated, 25-patient Phase 2 open-label clinical trial, ongoing at Stanford University School of Medicine, is designed to evaluate the ability of MGTA-145, in combination with plerixafor, to mobilize and collect stem cells for autologous stem cell transplant in patients with multiple myeloma.

Preliminary results:

•

All patients (10/10) met the primary endpoint of mobilization and collection of 2 million CD34+ stem cells per kg in up to two days of same-day mobilization and apheresis. Nine of 10 patients achieved the primary endpoint in a single day.

•	The median number of stem cells collected in one day was 5.4 million CD34+ stem cells per kg.

•

Patients could also be successfully mobilized and apheresed on a second day, if needed, based upon protocol requirements. The median number of stem cells collected on day 1 and 2 (if needed) was 7.1 million CD34+ stem cells per kg in all patients. Current standard of care with G-CSF regimens require a minimum of five days of dosing to initiate stem cell collection.

•	All transplanted patients (6/6) successfully engrafted, with median recovery of neutrophils after 12 days and platelets after 17 days, which are within transplant expectations in multiple myeloma.

•

The CD34+ stem cells collected were enriched for CD90 expression (31% of CD34 cells were CD34+CD90+), a stem cell population associated with durable engraftment, which is three-fold greater than observed with G-CSF historically.

•	The regimen of MGTA-145 and plerixafor was well tolerated. Acute, transient, MGTA-145-related grade 1 bone or musculoskeletal pain was observed in 40% of patients following MGTA-145 infusion.

This study has broad and clinically representative inclusion criteria and is enrolling patients that represent the general transplant eligible population of patients with multiple myeloma, some of whom may have additional risk factors that may impact stem cell collection. Risk factors can include myeloma-directed therapies that are known to impact stem cell collection, previous malignancy treated with chemotherapy and/or radiation and other co-morbid conditions. Mobilization agents may be less effective in patients with multiple risk factors.

“These preliminary results are encouraging, given the expected mobilization challenges present in the multiple myeloma patient population,” said Jason Gardner, D.Phil., President and Chief Executive Officer, Magenta Therapeutics. “A patient’s ability to mobilize is highly contingent on a variety of risk factors, which is particularly relevant for blood cancer patients. These initial results provide insight into MGTA-145 plus plerixafor’s ability to improve the approach to mobilization and collection, and its potential to be a first-line mobilization drug in this and other disease areas.”

“Based on this initial data set, MGTA-145 combined with plerixafor has shown promising results for rapid stem cell mobilization in patients with multiple myeloma,” said John Davis Jr., M.D., M.P.H., M.S., Head of Research & Development and Chief Medical Officer, Magenta Therapeutics.

This study is being conducted at Stanford University School of Medicine and is led by Surbhi Sidana, M.D., Assistant Professor of Medicine in the Division of Blood and Marrow Transplantation and Cellular Therapy at Stanford Medicine.

EHA Poster Presentation (June 11, 2021)

Title: Phase 2 Study of MGTA-145 + Plerixafor for Rapid and Reliable Hematopoietic Stem Cell (HSC) Mobilization for Autologous Stem Cell Transplant in Multiple Myeloma

Author: Surbhi Sidana, M.D., Assistant Professor of Medicine in the Division of Blood and Marrow Transplantation and Cellular Therapy, Stanford University School of Medicine

Date/Time: E-posters to be available in the EHA Congress virtual platform Friday, June 11 at 3:00am EDT / 9:00am CEST.

This trial continues to enroll patients and Magenta expects to report additional data at the EHA Congress, as well as at the American Society of Clinical Oncology (ASCO) Annual Meeting, to be held virtually June 4-8, 2021.

Conference Call & Webcast Details

The Company will host a conference call and webcast today at 4:30pm EDT to review the preliminary results from the multiple myeloma Phase 2 clinical trial. The live webcast of the conference call may be accessed by visiting the “Events & Presentations” page in the Investors & Media section of the Magenta Therapeutics website at https://investor.magentatx.com/events-and-presentations. The live teleconference may be accessed by dialing (866) 688-5232 (domestic) or (409) 217-8328 (international) and entering conference ID: 7273937. An archived version of the call will be available on the website for 90 days.

Planned MGTA-117 Clinical Study

Magenta is on track to file an Investigational New Drug (IND) application for MGTA-117, a potential first-in-class drug for targeted patient conditioning, in June 2021. In preparation for the filing, Magenta has finalized its proposed clinical trial study design which incorporates FDA feedback from pre-IND communications. Magenta anticipates starting the Phase 1/2 dose escalation study by evaluating the safety, pharmacokinetics and pharmacodynamics of MGTA-117 as a single agent in a relapsed/refractory AML and MDS patient population. Magenta will also monitor for anti-tumor activity in this patient subset, which is a population that is not traditionally eligible for stem cell transplant. Magenta expects to work with the FDA on an ongoing basis to transition the study to transplant-eligible patients after adequate data related to the safety, pharmacokinetics and pharmacodynamics of MGTA-117 have been collected in the relapsed/refractory AML and MDS patient population.

About Magenta Therapeutics

Magenta Therapeutics is a clinical-stage biotechnology company developing medicines to bring the curative power of stem cell transplant to more patients with blood cancers, genetic diseases and autoimmune diseases. Magenta is combining leadership in stem cell biology and biotherapeutics development with clinical and regulatory expertise, a unique business model and broad networks in the stem cell transplant community to revolutionize immune reset for more patients.

Magenta is based in Cambridge, Mass. For more information, please visit www.magentatx.com.

Follow Magenta on Twitter: @magentatx.

Forward-Looking Statement

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws, including express or implied statements regarding Magenta’s future expectations, plans and prospects, including, without limitation, statements regarding expectations and plans for presenting pre-clinical and clinical data, projections regarding future revenues and financing performance, long-term growth, cash, cash equivalents and marketable securities, the anticipated timing of clinical trials and regulatory filings, the development of product candidates and advancement of preclinical programs, the potential benefits of our product candidates, the timing, progress and success of collaborations, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “anticipate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and similar expressions that constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities; regulatory approvals to conduct trials or to market products; whether Magenta’s cash resources will be sufficient to fund Magenta’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; risks, uncertainties and assumptions regarding the impact of the continuing COVID-19 pandemic on Magenta’s business, operations, strategy, goals and anticipated timelines, Magenta’s ongoing and planned preclinical activities, Magenta’s ability to initiate, enroll, conduct or complete ongoing and planned clinical trials, Magenta’s timelines for regulatory submissions and Magenta’s financial position; and other risks concerning Magenta’s programs and operations are described in additional detail in its Annual Report on Form 10-K filed on March 3, 2021, its Quarterly Reports on Form 10-Q and its other filings made with the Securities and Exchange Commission from time to time. Although Magenta’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Magenta. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Magenta undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts

Magenta Therapeutics

Jim Haney, Senior Director, Investor Relations

317-909-4199

jhaney@magentatx.com

Lyndsey Scull, Director, Corporate Communications

202-213-7086

lscull@magentatx.com

Jill Bertotti, W2O Group

714-225-6726

jbertotti@w2ogroup.com